CENTRAL EUROPEAN MEDIA ENTERPRISES
REPORTS THIRD QUARTER 2006 RESULTS

THIRD QUARTER
- Net Revenues Increase 29% -
- Operating Income Increases 38% -
- Segment EBITDA Increases 34% -

NINE MONTHS
- Net Revenues Increase 56% -
- Operating Income grows $57.5 million to $66.8 million -
- Segment EBITDA Increases 39% -

HAMILTON, BERMUDA, November 9, 2006 - Central European Media Enterprises Ltd. (CME) (NASDAQ/Prague Stock Exchange: CETV) today announced financial results for the quarter and nine months ended September 30, 2006.

Compared to the third quarter of 2005, consolidated net revenues for the third quarter of 2006 increased 29% to $112.5 million. Operating income for the quarter increased 38% to $6.6 million. Net income from continuing operations increased $12.6 million to $6.3 million, and fully diluted earnings per share in respect of continuing operations increased to $0.15 from a loss of $0.16 for the quarter. Our consolidated results for the third quarter of 2006 include Markiza in the Slovak Republic, which was not consolidated in the third quarter of 2005. Compared to the third quarter of 2005, Segment(1) EBITDA for the quarter increased 34% to $26.0 million.

Compared to the nine months ended September 30, 2005, consolidated net revenues for the nine months ended September 30, 2006 increased 56% to $388.8 million. Operating income for the nine months ended September 30, 2006 increased $57.5 million to $66.8 million. Net income from continuing operations decreased $14.1 million to a loss of $0.9 million, and fully diluted earnings per share in respect of continuing operations decreased to a loss of $0.02 from income of $0.39. Compared to the nine months ended September 30, 2005 Segment(1) EBITDA for the nine months ended September 30, 2006 increased 39% to $122.1 million. Our consolidated results for the nine months ended September 30, 2006 include TV Nova in the Czech Republic, which we acquired on May 2, 2005, and Markiza in the Slovak Republic, which was not consolidated in 2005.

Michael Garin, Chief Executive Officer of CME, said, “The financial performance of our stations for the third quarter 2006 was impressive.  We have successfully implemented a regional management model that drives EBITDA margins by taking the experience from our best operators and applying it across our markets.  We remain confident in this year’s guidance and are now looking forward to an even stronger 2007.”

- continued -

(1)
Segment Data, Segment Net Revenues and Segment EBITDA are all non US-GAAP measures For further details, including a reconciliation to the most directly comparable US-GAAP financial measures, see ‘Reconciliation Between Consolidated Statements of Operations and Segment Data (non US-GAAP)’ below. We define Segment EBITDA margin as Segment EBITDA expressed as a percentage of Segment Net Revenue.

Consolidated Results for the Three Months Ended September 30, 2006

Consolidated Net Revenues for the three months ended September 30, 2006 increased by 29% to $112.5 million from $87.1 million for the three months ended September 30, 2005. Operating income for the quarter was $6.6 million compared to $4.8 million for the three months ended September 30, 2005. Net income for the quarter was $3.9 million compared to a loss of $9.7 million for the three months ended September 30, 2005. Fully diluted income per share was $0.15 for the three months ended September 30, 2006, increasing $0.31 compared to the three months ended September 30, 2005.

Headline Consolidated Results for the three months ended September 30, 2006 and 2005 were:

	CONSOLIDATED RESULTS (Unaudited)
	For the Three Months Ended September 30, (US $000’s)
	2006	2005	$ change	% change
Net Revenues	$112,482	$87,067	$25,415	29%
Operating income (1)	$6,571	$4,752	$1,819	38%
Net income / (loss) from continuing operations (1)	$6,267	$(6,322)	$12,589	199%
Net income / (loss) (1)	$3,934	$(9,654)	$13,588	141%
Fully diluted earnings / (loss) per share from continuing operations	$0.15	$(0.16)	$0.31	194%
Fully diluted earnings/ (loss) per share	$0.09	$(0.25)	$0.34	136%
(1) 2005 has been restated; for further details see page 4.

Consolidated Results for the Nine Months Ended September 30, 2006

Consolidated Net Revenues for the nine months ended September 30, 2006 increased by 56% to $388.8 million from $248.5 million for the nine months ended September 30, 2005. Operating income for the period was $66.8 million compared with $9.3 million for the nine months ended September 30, 2005. Net loss for the nine months ended September 30, 2006 was $5.8 million compared to net income of $7.8 million for the nine months ended September 30, 2005. Fully diluted loss per share was $0.02 for the nine months ended September 30, 2006, decreasing $0.41 compared to the nine months ended September 30, 2005.

Headline Consolidated Results for the nine months ended September 30, 2006 and 2005 were:

	CONSOLIDATED RESULTS (Unaudited)
	For the Nine Months Ended September 30, (US $000’s)
	2006	2005	$ change	% change
Net Revenues	$388,825	$248,480	$140,345	56%
Operating income (1)	$66,787	$9,276	$57,511	620%
Net (loss) / income from continuing operations (1)	$(945)	$13,146	$(14,091)	(107)%
Net (loss) / income (1)	$(5,808)	$7,770	$(13,578)	(175)%
Fully diluted (loss) / earnings per share from continuing operations	$(0.02)	$0.39	$(0.41)	(105)%
Fully diluted (loss) / earnings per share	$(0.14)	$0.23	$(0.37)	(161)%
(1) 2005 has been restated; for further details see page 4.

Segment(1) Results

We evaluate the performance of our television operations based on Segment(1) Net Revenues and EBITDA (earnings before interest, taxes, depreciation and amortization).

Segment(1) Results for the Three Months Ended September 30, 2006

For the three months ended September 30, 2006, Total Segment(1) Net Revenues increased 14% to $112.5 million from $98.8 million for the three months ended September 30, 2005. Total Segment(1) EBITDA for the three months ended September 30, 2006 increased 34% to $26.0 million from $19.4 million for the three months ended September 30, 2005. Segment(1) EBITDA Margin for the three months ended September 30, 2006 was 23% compared to 20% for the three months ended September 30, 2005.

Our Total Segment(1) Net Revenues and Total Segment(1) EBITDA for the three months ended September 30, 2006 and 2005 were:

	SEGMENT (1) RESULTS (Unaudited)
	For the Three Months Ended September 30, (US $000's)
	2006	2005	$ change	% change
Total Segment Net Revenues	$112,482	$98,787	$13,695	14%
Total Segment EBITDA	$26,008	$19,376	$6,632	34%
Segment EBITDA Margin	23%	20%

Segment(1) Results for the Nine Months Ended September 30, 2006

For the nine months ended September 30, 2006, Total Segment(1) Net Revenues increased 34% to $390.6 million from $292.5 million for the nine months ended September 30, 2005. Total Segment(1) EBITDA for the nine months ended September 30, 2006 increased 39% to $122.1 million from $87.6 million for the nine months ended September 30, 2005. Segment(1) EBITDA Margin for the nine months ended September 30, 2006 was 31% compared to 30% for the nine months ended September 30, 2005.

Our Total Segment(1) Net Revenues and Total Segment(1) EBITDA for the nine months ended September 30, 2006 and 2005 were:

	SEGMENT (1) RESULTS (Unaudited)
	For the Nine Months Ended September 30, (US $000's)
	2006	2005	$ change	% change
Total Segment Net Revenues	$390,586	$292,470	$98,116	34%
Total Segment EBITDA	$122,079	$87,620	$34,459	39%
Segment EBITDA Margin	31%	30%

(1)
Segment Data, Segment Net Revenues and Segment EBITDA are all non US-GAAP measures For further details, including a reconciliation to the most directly comparable US-GAAP financial measures, see ‘Reconciliation Between Consolidated Statements of Operations and Segment Data (non US-GAAP)’ below. We define Segment EBITDA margin as Segment EBITDA expressed as a percentage of Segment Net Revenue.

Restatement

Subsequent to the issuance of our financial statements as of and for the period ended June 30, 2006 we initiated a voluntary review of our historical stock option granting practices for the period from 1994 to 2002. Our Audit Committee has conducted the review with the assistance of independent legal counsel and an independent accounting firm. Based on information gathered by independent counsel and the independent accounting firm, the Audit Committee has found certain instances of administrative and procedural deficiencies that resulted in incorrect accounting measurement dates and other incorrect accounting, but has not found evidence from which it could be concluded that the errors were the result of deliberate or intentional misconduct. These accounting errors resulted from grants made to grantees where the list of grantees and/or shares allocated to them were not sufficiently definitive for the grant to be deemed final as of the reported measurement date as well as from a small number of grants made to employees and non-employees that had been accounted for incorrectly. Errors have been discovered in the accounting for grants made in the period between 1994 and 1998; we believe the impact of these instances to be immaterial for each prior year and they neither relate to nor have an impact on the current period.

We have concluded that correcting the error in the financial statements for the nine months ended September 30, 2006 would be material; therefore the financial statements as of and for the periods ended September 30, 2005 have been restated. The restatement previously was and continues to be immaterial to the prior year financial statements. Therefore, our future filings with the SEC will reflect the restated information for the corresponding prior periods.

The restatement above had the impact on our previously presented financial information as set out below. All amounts are in US$ 000’s except per share data:

	As reported	Adjustment	As restated

Retained deficit at December 31, 2005	(44,973)	(7,181)	(52,154)
Additional paid-in capital at December 31, 2005	746,880	7,181	754,061

Corporate operating costs for the three months ended September 30, 2005	(8,342)	(40)	(8,382)

Corporate operating costs for the nine months ended September 30, 2005	(15,982)	(126)	(16,108)

The company will also host a teleconference to discuss its third quarter results on Thursday, November 9, 2006 at 11:00 a.m. New York time (4:00 p.m. London time and 5:00 p.m. Prague time). The teleconference will refer to presentation slides which will be available on CME’s website www.cetv-net.com prior to the call. To access the teleconference, please dial +1 973-321-1024 (U.S. and International callers) ten minutes prior to the start time. The conference call will be broadcast live via www.cetv-net.com.

If you cannot listen to the teleconference at its scheduled time, there will be a replay available for three months following the call that can be accessed by dialing +1 877-519-4471 (U.S. callers) or +1 973-341-3080 (international callers), passcode: 8046562. A replay will also be archived on the company’s website.

Forward-Looking and Cautionary Statements

This report contains forward-looking statement, regarding this year’s guidance and future results. For these statements and all other forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated. Future events and actual results, affecting our strategic plan as well as our financial position, results of operations and cash flows, could differ materially from those described in or contemplated by the forward-looking statements. Important factors that contribute to such risks include, but are not limited to, the general regulatory environments where we operate and application of relevant laws and regulations, the rate of development of advertising markets in countries where we operate, our ability to acquire necessary programming and the ability to attract audiences, and general market and economic conditions in these countries as well as in the United States and Western Europe.

This press release should be read in conjunction with our Form 10-Q for the three months ended September 30, 2006, which was filed with the Securities and Exchange Commission on November 9, 2006, and our Annual Report on Form 10-K for the year ended December 31, 2005, as amended by our Form 10-K/A filed with the SEC on March 15, 2006.

The Company makes available, free of charge, on our website at http://www.cetv-net.com our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission.

CME is a TV broadcasting company with leading networks in six Central and Eastern European countries reaching an aggregate of approximately 82 million people. The Company’s television stations are located in Croatia (Nova TV), Czech Republic (TV Nova, Galaxie Sport), Romania (PRO TV, Acasa, PRO Cinema), Slovakia (Markíza), Slovenia (POP TV, Kanal A) and Ukraine (Studio 1+1, Studio 1+1 International, Kino, City). CME is traded on the NASDAQ and the Prague Stock Exchange under the ticker symbol “CETV”.
###

For additional information, please visit www.cetv-net.com or contact:

Romana Tomasová, Director of Corporate Communications
Central European Media Enterprises
+44 20 7430 5357
romana.tomasova@cme-net.com
or
Jonathan Lesko / Mike Smargiassi (Investors)
Olga Shmuklyer (Press)
Brainerd Communicators, Inc.
+1-212-986-6667

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ 000’s, except share and per share data)
(Unaudited)

	For the Three Months Ended September 30
	2006	2005
		(as restated)
Net revenues	$112,482	$87,067
Operating costs	22,073	15,331
Cost of programming	47,920	40,470
Depreciation of station property, plant and equipment	6,080	4,230
Amortization of broadcast licenses and other intangibles	5,015	4,678
Cost of revenues	81,088	64,709
Station selling, general and administrative expenses	16,481	12,766
Corporate operating costs (including non-cash stock-based compensation of $1.0 million and $ 0.7 million in the three months ended September 30, 2006 and 2005, respectively) (1)	8,342	4,840
Operating income	6,571	4,752
Interest expense, net	(9,512)	(9,858)
Foreign currency exchange gain, net	6,018	856
Change in fair value of derivative	(881)	-
Other expense	(412)	(840)
Income before provision for income taxes, minority interest, equity in loss of unconsolidated affiliates and discontinued operations	1,784	(5,090)
Provision for income taxes	(1,235)	(2,206)
Income before minority interest, equity in loss of unconsolidated affiliates and discontinued operations	549	(7,296)
Minority interest in (income)/loss of consolidated subsidiaries	(461)	1,037
Equity in loss of unconsolidated affiliates	-	(63)
Gain on sale of unconsolidated affiliate	6,179	-
Net income/(loss) from continuing operations	6,267	(6,322)
Loss from discontinued operations	(2,333)	(3,332)
Net income	$3,934	$(9,654)

PER SHARE DATA:
Net income per share
Continuing operations - Basic	$0.15	$(0.16)
Continuing operations - Diluted	$0.15	$(0.16)
Discontinued operations - Basic	$(0.06)	$(0.09)
Discontinued operations - Diluted	$(0.06)	$(0.09)
Net income - Basic	$0.09	$(0.25)
Net income - Diluted	$0.09	$(0.25)

Weighted average common shares used in computing per share amounts (000s):
Basic	40,651	37,883
Diluted	41,188	37,883

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ 000’s, except share and per share data)
(Unaudited)

	For the Nine Months Ended September 30,
	2006	2005
		(as restated)
Net revenues	$388,825	$248,480
Operating costs	71,087	44,733
Cost of programming	149,188	94,873
Depreciation of station property, plant and equipment	17,841	9,292
Amortization of broadcast licenses and other intangibles	13,967	6,611
Cost of revenues	252,083	155,509
Station selling, general and administrative expenses	45,188	32,256
Corporate operating costs (including non-cash stock-based compensation of $ 2.4 million and $ 2.5 million in the nine months ended September 30, 2006 and 2005, respectively)	24,019	16,108
Impairment loss	748	35,331
Operating income	66,787	9,276
Interest expense, net	(28,173)	(14,951)
Foreign currency exchange (loss) / gain, net	(25,469)	30,286
Change in fair value of derivative	(2,757)	-
Other expense	(793)	(4,529)
Income before provision for income taxes, minority interest, equity in (loss) / income of unconsolidated affiliates and discontinued operations	9,595	20,082
Provision for income taxes	(8,811)	(8,112)
Income before minority interest, equity in (loss) / income of unconsolidated affiliates and discontinued operations	784	11,970
Minority interest in income of consolidated subsidiaries	(7,178)	(3,644)
Equity in (loss) / income of unconsolidated affiliates	(730)	4,820
Gain on sale of unconsolidated affiliate	6,179	-
Net (loss) / income from continuing operations	(945)	13,146
Loss from discontinued operations	(4,863)	(5,376)
Net (loss) / income	$(5,808)	$7,770

PER SHARE DATA:
Net income per share
Continuing operations - Basic	$(0.02)	$0.39
Continuing operations - Diluted	$(0.02)	$0.39
Discontinued operations - Basic	$(0.12)	$(0.16)
Discontinued operations - Diluted	$(0.12)	$(0.16)
Net income - Basic	$(0.14)	$0.23
Net income - Diluted	$(0.14)	$0.23

Weighted average common shares used in computing per share amounts (000s):
Basic	39,792	33,549
Diluted	39,792	34,378

Segment Data

We manage our business on a geographic basis, and review the performance of each geographic segment using data that reflects 100% of operating and license company results. Our segments are comprised of Croatia, the Czech Republic, Romania, the Slovak Republic, Slovenia and Ukraine.

We evaluate the performance of our segments based on Segment EBITDA. Segment Net Revenues and Segment EBITDA include the results of certain entities (primarily STS and Markiza, our operating and license companies in the Slovak Republic) that were not consolidated under US GAAP until January 23, 2006.

Segment EBITDA is determined as segment net income/loss, which includes costs for program rights amortization, before interest, taxes, depreciation and amortization of broadcast licenses and other intangible assets. Items that are not allocated to our segments for purposes of evaluating their performance, and therefore are not included in Segment EBITDA, include:

•	expenses presented as corporate expenses in our consolidated statements of operations;

•	foreign currency exchange gains and losses;

•	changes in fair value of derivatives; and

•	certain unusual or infrequent items (e.g., gains and losses/impairments on assets or investments, gain on sale of unconsolidated affiliates).

We use Segment EBITDA as a component in determining management bonuses.

Below is a table showing our Segment EBITDA by operation and a reconciliation of these figures to our consolidated US GAAP results for the three months ended September 30, 2006 and 2005 and the nine months ended September 30, 2006 and 2005:

Reconciliation Between Consolidated Statements of Operations
and Segment Data (non US-GAAP)

	SEGMENT FINANCIAL INFORMATION For the Three Months Ended September 30, (US $000's)
	Segment Net Revenues (1)		Segment EBITDA
	2006	2005	2006	2005
Country
Croatia (NOVA TV)	$4,288	$4,183	$(4,558)	$(4,786)
Czech Republic (TV NOVA and GALAXIE SPORT)	40,141	40,883	17,234	11,940
Romania (2)	29,298	21,138	11,719	7,831
Slovak Republic (MARKIZA TV)	13,895	11,720	2,408	876
Slovenia (POP TV and KANAL A)	9,101	7,655	1,225	1,032
Ukraine (STUDIO 1+1 and GRAVIS)	15,759	13,208	(2,020)	2,483
Total Segment Data	$112,482	$98,787	$26,008	$19,376

Reconciliation to Consolidated Statement of Operations:
Consolidated Net Revenues / Income before provision for income taxes, minority interest, equity in income of unconsolidated affiliates and discontinued operations	$112,482	$87,067	$1,784	$(5,090)
Corporate operating costs (including non-cash stock based compensation of $ 1.0 million and $ 0.7 million for the three months ended September 30, 2006 and 2005, respectively)	-	-	8,342	4,840
Depreciation of station assets	-	-	6,080	4,230
Amortization of broadcast licenses and other intangibles			5,015	4,678
Unconsolidated equity affiliates (3)	-	11,720	-	876
Interest expense, net	-	-	9,512	9,858
Foreign currency exchange gain, net	-	-	(6,018)	(856)
Change in fair value of derivatives	-	-	881	-
Other expense	-	-	412	840
Total Segment Data	$112,482	$98,787	$26,008	$19,376

(1) All net revenues are derived from external customers. There are no inter-segmental revenues.
(2) Romanian channels are PRO TV, PRO CINEMA, ACASA and PRO TV INTERNATIONAL.
(3) Our Slovak Republic operations were accounted for as an equity affiliate until January 23, 2006.

	SEGMENT FINANCIAL INFORMATION For the Nine Months Ended September 30, (US $000's)
	Segment Net Revenues (1)		Segment EBITDA
	2006	2005	2006	2005
Country
Croatia (NOVA TV)	$13,745	$16,791	$(11,639)	$(9,547)
Czech Republic (TV NOVA and GALAXIE SPORT) (2)	137,002	88,647	59,569	40,226
Romania (3)	96,938	66,786	39,756	25,969
Slovak Republic (MARKIZA TV)	45,147	43,990	9,258	11,002
Slovenia (POP TV and KANAL A)	34,883	31,509	10,688	10,202
Ukraine (STUDIO 1+1 and GRAVIS)	62,871	44,747	14,447	9,768
Total Segment Data	$390,586	$292,470	$122,079	$87,620

Reconciliation to Consolidated Statement of Operations:
Consolidated Net Revenues / Income before provision for income taxes, minority interest, equity in income of unconsolidated affiliates and discontinued operations	$388,825	$248,480	$9,595	$20,082
Corporate operating costs (including non-cash stock based compensation of $ 2.4 million and $ 2.5 million for the nine months ended September 30, 2006 and 2005, respectively)	-	-	24,019	16,108
Depreciation of station assets	-	-	17,841	9,292
Amortization of broadcast licenses and other intangibles			13,967	6,611
Impairment charge	-	-	748	35,331
Unconsolidated equity affiliates (4)	1,761	43,990	(1,283)	11,002
Interest expense, net	-	-	28,173	14,951
Foreign currency exchange (gain) / loss, net	-	-	25,469	(30,286)
Change in fair value of derivatives	-	-	2,757	-
Other expense	-	-	793	4,529
Total Segment Data	$390,586	$292,470	$122,079	$87,620

(1) All net revenues are derived from external customers. There are no inter-segmental revenues.
(2) We acquired our Czech Republic operations on May 2, 2005.
(3) Romanian channels are PRO TV, PRO CINEMA, ACASA, PRO TV INTERNATIONAL, PRO FM and INFOPRO.
(4) Our Slovak Republic operations were accounted for as an equity affiliate until January 23, 2006.